UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014 (July 11, 2014)

Cardtronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On July 14, 2014, Cardtronics, Inc. (the “Company”) and certain of its subsidiaries (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the initial purchasers listed on Schedule A thereto (the “Initial Purchasers”), providing for the issuance and sale of $250 million aggregate principal amount of 5.125% Senior Notes due 2022 (the “Notes”) in an offering (the “Notes Offering”) to qualified institutional buyers in reliance on Rule 144A and to persons outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes Offering is expected to close on July 28, 2014.

The Company intends use the net proceeds from the Notes Offering to fund its pending tender offer and consent solicitation for its outstanding $179,442,000 aggregate principal amount of 8.250% senior subordinated notes due 2018, and for general corporate purposes, which may include the repayment of borrowings under its revolving credit facility and funding acquisitions and stock repurchases.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities.

Certain of the Initial Purchasers and their respective affiliates have provided, and in the future may provide, investment banking, commercial lending and financial advisory services to the Company and its affiliates, for which they received or will receive customary fees and reimbursement of expenses. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as dealer manager and solicitation agent in connection with the Company’s tender offer and consent solicitation and will receive reimbursement of expenses related thereto.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete version of the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Agreement Amendment

On July 11, 2014, the Company entered into an amendment to its amended and restated credit agreement (the “amendment”) with its lenders in order to clarify that the Company may enter into agreements that restrict (i) the ability of the Company to incur liens on its assets (other than liens securing debt under the credit agreement), (ii) the ability of the Company (but not its restricted subsidiaries) to pay dividends on its equity and (iii) the ability of the Company and its subsidiaries to guarantee debt (other than debt incurred under the credit agreement). All other material terms of the credit agreement are unchanged by the amendment.

Item 7.01 Regulation FD Disclosure.

On July 14, 2014, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

10.1	Purchase Agreement, dated July 14, 2014, by and among the Company, the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers listed in Schedule A thereto.

99.1	Press release, dated July 14, 2014, announcing the pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTRONICS, INC.

By:	/s/ J. Chris Brewster
J. Chris Brewster,
Chief Financial Officer

Dated: July 15, 2014

CARDTRONICS, INC.

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

10.1	Purchase Agreement, dated July 14, 2014, by and among the Company, the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers listed in Schedule A thereto.

99.1	Press release, dated July 14, 2014, announcing the pricing of the Notes.